Filed Pursuant to Rule 424(b)(3)

Registration No. 333-192884

PROSPECTUS

3,679,389 Shares

THE STANDARD REGISTER COMPANY

Common Stock

This prospectus relates to the resale by the selling security holders named herein of up to 3,679,389 shares of our common stock which we issued upon the selling security holders exercise on or about October 25, 2013 of certain stock purchase warrants which we issued to the selling security holders in connection with our purchase of the business and assets of WorkflowOne, LLC in August 2013.  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. However, we will bear all of the expenses and fees incurred in registering the shares offered by this prospectus as required by the terms of the registration rights agreement between the selling security holders and Standard Register.

Our common stock is quoted on the New York Stock Exchange under the symbol “SR.” The last reported sale price of our common stock on December 12, 2013 was $6.59 per share.

The shares included in this prospectus may be sold by the selling security holders from time to time, in one or more transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 13.

INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. YOU SHOULD READ THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND ALL OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 9, 2014.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

1

PROSPECTUS SUMMARY

3

THE OFFERING

4

RISK FACTORS

4

USE OF PROCEEDS

12

SELLING SECURITY HOLDERS

12

PLAN OF DISTRIBUTION

14

WHERE YOU CAN FIND MORE INFORMATION

16

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

17

LEGAL MATTERS

18

INDEPENDENT ACCOUNTANTS

18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES18

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements included in this prospectus and the documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Examples of forward-looking statements made herein and in the documents incorporated by reference herein include, but are not limited to, statements regarding:

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decline in traditional print and related services

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adoption of electronic health records (EHR)

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expansion in our solutions

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future pension funding requirements

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investing in our employees

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2013 priorities

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future financial condition, revenue trends, and cash flows

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projected costs or cost savings related to our restructuring plans

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2013 capital expenditures

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business strategy.

Because forward-looking statements deal with future events, actual results for fiscal year 2013 and beyond could differ materially from our current expectations depending on a variety of factors including, but not limited to:

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unanticipated problems with the integration of WorkflowOne into Standard Register

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our access to capital for expanding our solutions

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the pace at which digital technologies and EHR adoption erode the demand for certain products and services

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the success of our plans to deal with the threats and opportunities brought by digital technology and EHR adoption

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results of cost-containment strategies and restructuring programs

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our ability to attract and retain key personnel

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variation in demand and acceptance of the Company’s products and services

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frequency, magnitude, and timing of paper and other raw material price changes

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timing of the completion and integration of future acquisitions

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general business and economic conditions beyond our control

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consequences of competitive factors in the marketplace including the ability to attract and retain customers

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our ability to meet debt covenants.

Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including those identified in this prospectus under the “Risk Factors” section and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made only as of the date of this prospectus.  Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments.  All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in or incorporated by reference into this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should carefully read the entire prospectus, including the documents incorporated by reference.

About Standard Register

The Standard Register Company (referred to in this report as the “Company,” “we,” “us,” “our,” or “Standard Register”) is a publicly-traded company that began operations in 1912 in Dayton, Ohio. Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol SR.

Standard Register is a recognized leader in the management and execution of mission-critical communications. Our mission is to be trusted by the world’s leading organizations to build and protect their reputations. We use a century of industry expertise, leading technologies, and a compelling portfolio of solutions to help companies advance their reputations through expert management and flawless execution of critical communications. Many of our traditional printed documents and administrative forms are being replaced by digital technology advances. Our expertise in operational workflow and specific experience in key market segments where these products have been used, is increasingly enabling us to create new solutions and access new opportunities.

We serve our customers through a combination of field-based sales, telesales, strategic partners, and the web. Each approach is customized to meet the needs of the customer being served. Our products are distributed to end-users through the U.S. Postal Service, direct shipment to the customer, through a network of couriers, or electronically. Many of our custom-printed documents require warehousing for subsequent delivery to our customers in the quantity, time, and place of their choosing. We provide a network of distribution centers across the country that allows us to optimally service our customers. Increasingly, we are supporting the migration of print to a digital network that relies less on warehousing, but leverages the range of distribution options available. Leveraging our SMARTworks technology, customers can configure, procure, distribute, and manage both printed and electronic documents from their desktop. Warehousing and distribution services are part of the products and services offered by each segment.

We operate two business units, Healthcare and Business Solutions, which are organized based upon their customer base and the principle markets they serve.  In addition, in August 2013 we completed the acquisition of the business and assets of WorkflowOne, LLC, which provides a wide range of products and services including business documents, electronic print and mail solutions, branded merchandise, label solutions, sales and marketing collateral, and distribution services.  We are now in the process of integrating the former WorkflowOne business into Standard Register.

THE OFFERING

Securities Offered

This offering involves up to 3,679,389 shares of our common stock, including 2,645,945 shares which we issued to certain of the selling security holders upon their exercise of warrants which they received in connection with our acquisition of the WorkflowOne assets in August 2013 and 1,033,444 shares held by certain other selling shareholders whose holdings predated the WorkflowOne acquisition. The selling security holders may from time to time offer and sell any or all of the shares under this prospectus; however, the selling security holders are not obligated to sell the shares.

Capital Stock Outstanding	Both before and after the offering our outstanding capital stock is and will be 944,996 shares of Class A stock and 8,230,346 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale by the selling security holders of the shares covered by this prospectus.

Risk Factors

An investment in the common stock offered under this prospectus is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page 4 of this prospectus and elsewhere in this prospectus and in the information we incorporate by reference before making your investment decision.

RISK FACTORS

Investment in any business involves inherent risks and uncertainties.  In addition to the other information presented in this prospectus and our other filings with the Securities and Exchange Commission which are incorporated into this prospectus by reference, and beyond the risks and uncertainties of ordinary business operations, important factors that could cause our actual results to differ materially from our past results, include the following.

Unanticipated problems with the integration of the WorkflowOne business and assets could depress our revenues and earnings.

We completed the acquisition of WorkflowOne’s assets and business in August 2013, and are now in the early stages of integrating WorkflowOne’s personnel and business with those of Standard Register. WorkflowOne and its predecessors were long-time vigorous competitors with Standard Register. In structuring and completing our acquisition of WorkflowOne, we believed that by combining the two competing organizations we could effect significant cost savings and other synergies while retaining most of the combined revenues, thereby improving the combined company’s prospects in a declining industry. It is too early to accurately predict the success of the integration efforts, and it is possible we could encounter unforeseen problems with the integration process, for example due to incompatibilities between the two organizations or residual effects from the history of vigorous competition between the two.  Any such unanticipated problems with the integration process could have a negative impact on the revenues or earnings of the combined organization.

Even if the integration of WorkflowOne is successful, the combined business may nevertheless continue to decline in the face of the overall market decline in demand for the services and products we offer.

For the reasons discussed in the other risk factors in this prospectus, our business is at risk due to declining demand for some printed transactional documents and forms as they are replaced by electronically conducted transactions and delivery. Even if the integration of WorkflowOne into Standard Register is completely successful and free of unanticipated problems, the combined business may nevertheless continue to decline due to external market forces beyond our control. Such declines could impact the ability meet financial covenants, attract customers or advance the business.

Electronic transactions may continue to erode the demand for our printed business documents.

Many of our custom-printed documents help companies conduct transactions, control their internal business processes and facilitate the flow of information with customers.  The increasing consumer adoption of electronic transactions and delivery of information will continue to reduce the number of printed documents sold.  Moreover, the documents that will continue to coexist with software applications will likely contain less value-added print content.

These factors may continue to reduce our customers’ demand for printed documents and require us to gain market share to maintain or increase our current level of print-based revenue. We operate in a very competitive industry and we may not be successful in gaining market share, in which case the rate of decline in revenue could outpace our rate of cost reduction, lowering our margins.

Excess capacity in the document printing industry may increase pricing pressure and reduce our gross margins.

As demand for printed business materials declines, the industry has excess capacity, which increases competition based on pricing. Weakened market prices negatively impact our margins. Our strategy is to provide good value for our prices and not compete based on pricing alone. As some printed documents are further commoditized, we could lose customers to competitors who price below market to gain sales.

Although we have endeavored to continually improve productivity and reduce our cost structure in an effort to maintain a competitive position, there is no guarantee that we will be able to do so successfully in the future. Consequently, our margins could be unfavorably impacted.

Our plans to deal with the threats and opportunities brought by digital technology may not be successful.

Digital technology poses a significant threat to sales of some printed documents that we offer, but it also provides significant opportunities to expand the products and services that we offer that are related to the overarching purpose of printed documents: communication.

As our traditional printed products come under increasing pricing pressure, we are endeavoring to separately price and sell related software and services. These include document design, application software, software support, consulting, program management and other services that we believe our customers need and will value.

In 2011, we introduced a market-facing strategy in those industries where we have deep experience and knowledge. We have been re-structuring our organization and its products and services around becoming more than a printing partner for our customers. We are combining our traditional printing with software and services including electronic design, delivery and measurement of communication programs to offset the decline in demand for printed documents with sales of broader technology communication solutions used in marketing, patient communication, sales and retail promotion. Some of these services have traditionally been bundled into printed product sales and others have been sold at a highly discounted price. Other services have been developed to leverage our market experience. While we believe this strategy has growth potential, success will depend on our ability to invest the required capital, and changes in behavior on the parts of our sales representatives and customers.  There is no guarantee that sales of these new products and services will result in the level of sales increases needed to offset declines in printed material orders.

Market forces as well as the integration of WorkflowOne are likely to result in additional restructuring charges.  Margins on traditional products could suffer if we do not successfully realize market share gains or productivity improvements in the future to offset the effects of declining unit sales and weaker pricing. We have eliminated unprofitable business and aggressively reduced costs in an effort to maintain a competitive position.  These actions produced significant restructuring and impairment charges as we reduced staffing levels, and resulted in excess production capacity and other operating costs.

A significant downturn in the general economy could adversely affect our revenue, gross margin and earnings.

Our business could be unfavorably affected by changes in national or global economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates and the effects of governmental plans to manage economic conditions.  The demand for many of our printed documents, and hence our revenue and gross margin, is strongly correlated with general economic conditions and with the level of business activity of our customers.  Economic weakness and constrained customer spending has resulted in the past, and may result in the future, in decreased revenue, gross margin, earnings, or growth rates.  We also have experienced, and may experience in the future, gross margin declines reflecting the effects of increased pressure for price concessions as our customers attempt to lower their cost structures.  In this environment, we may not be able to reduce our costs sufficiently to maintain our margins.

Fluctuations in the cost of paper and other raw materials may adversely affect customer demand. We may not be able to pass through increases in the cost of paper costs or may experience several quarters of delay in recovering higher paper costs.

Paper is a commodity that is subject to periodic increases or decreases in price, with all major paper mills setting their prices within a narrow band at any point in time.  There is no effective futures market to cost-effectively insulate us against unexpected changes in price, and corporate-negotiated purchase contracts provide only limited protection against price increases.

When paper prices are increased, we attempt to recover the higher costs by raising the prices of our printed products.  Since each order is custom-printed to each customer’s specification, the price increase varies by product and customer and is accomplished by individual negotiation between the sales representative and the buyer.

In the price-competitive marketplace in which we operate, the sales representative may not be able to pass through any or all of the higher paper cost, or more likely, may experience some negotiated delay in achieving the higher price.  In addition, we have contracts with some customers that limit the amount and frequency of price increases.  To the extent we cannot recover the full cost increase, our gross margins would be reduced.  We have generally been successful in the past in recovering higher paper costs, albeit with some delay; there is no guarantee, however, that this experience will be repeated in the future.

We may make larger contributions to our pension plans in the future, diverting cash from other corporate purposes.

Our qualified defined benefit pension plan is underfunded by $230 million.  In addition, we are required to contribute $24.7 million to our qualified pension plans in 2013 and $36.4 million in 2014. Required contributions beyond 2014 are projected to decline. The funded status of our pension plan and the related level of contributions are dependent upon many factors, including returns on invested assets and the level of certain market interest rates.  Declines in the market value of the securities held by plans, as experienced in prior years, could materially reduce the funded status of the plans and increase the level of expected required pension contributions in future years. Market conditions may lead to changes in the discount rate used to value the year-end benefit obligations of the plans, which could further increase the level of required pension contributions in future years. If an economic downturn were to continue for an extended period of time, our costs and required cash contributions associated with pension plans may increase in future periods.  If we were unable to meet required pension obligations, we would be in default under both our term and asset backed loans, as well as lien filings by the Pension Benefit Guaranty Corporation.

Failure to attract and retain qualified personnel may result in difficulties in managing our business effectively and meeting revenue growth objectives.

Our success in efforts to grow our business depends on the contributions and abilities of key executives, operating officers and other personnel.  If we are unable to retain and motivate our existing employees and attract qualified personnel to fill key positions, we may not be able to manage our business effectively including the development of both existing and new products and services.  Success in meeting our revenue and margin objectives also depends in large part on our ability to attract, motivate, and retain highly qualified personnel in sales and information management positions.  Competition for such personnel is intense and there can be no assurance that we will be successful in attracting, motivating and retaining such personnel.  Any inability to hire and retain salespeople or any other qualified personnel, or any loss of the services of key personnel, could harm our business.

Steps that have been or may be taken to restructure our business and align our resources with market opportunities may not be effective or could disrupt our business.

Over the past several years, we have undertaken several actions designed to restructure our business and to reduce future operating costs.  These actions have included reductions in workforce, plant and office closures and internal reorganizations of our sales force to better match our resources with market opportunities.  The completion of these activities or the introduction of additional restructuring programs could be disruptive to our business.  Reductions to headcount and other cost cutting measures could result in the loss of technical expertise that could adversely affect our plans for growth and development of new and existing products and services.

Any additional restructuring efforts to reduce components of operating expense that may occur in the future would most likely result in additional restructuring or asset impairment charges.  If this were to occur, our earnings per share or net loss per share would be adversely affected in such period.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and may not be detected.

While we continue to take action to ensure compliance with the disclosure controls and other requirements of the Sarbanes-Oxley Act of 2002 and the related SEC and NYSE rules, there are inherent limitations in our ability to control all circumstances.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be evaluated in relation to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our Company have been detected.  These inherent limitations include the realities that judgments in decision making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may be inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate.

Our level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations.

We currently have total indebtedness of approximately $273 million, which requires principal and interest payments.  Our level of indebtedness could affect our future operations, for example by:

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requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on indebtedness instead of funding working capital, capital expenditures, acquisitions, and other business purposes;

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making it more difficult for us to satisfy all of our debt obligations, thereby increasing the risk of triggering a cross-default provision;

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increasing our vulnerability to economic downturns or other adverse developments;

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limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, pension obligations or other corporate purposes in the future; and

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increasing our cost of borrowing to satisfy business needs.

We may be unable to service or refinance our debt.

Our ability to make scheduled principal and interest payments, or reduce or refinance, our indebtedness will depend on our future financial and operating performance, and prevailing market conditions. Our future performance will be affected in part by the impact of general economic, financial, competitive and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot be certain that our business will generate sufficient cash flow from operations in an amount necessary to service our debt.  An increase in interest rates would make it more difficult to service our debt.  If we are unable to meet our debt obligations or to fund our other liquidity needs, we will be required to restructure or refinance all or a portion of our existing debt to avoid defaulting and meet other business needs.  Such a refinancing of our indebtedness could result in higher interest rates and require us to comply with more onerous covenants that further restrict our business operations.  Further, refinancing opportunities could be restricted by another one of our debt instruments outstanding or may not be available at all.

The terms of our indebtedness impose restrictions on our operating and financial flexibility.

Our first and second lien notes and asset backed loan contain various covenants that limit our ability to, among other things:

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incur or guarantee additional indebtedness;

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make restricted payments, including dividends and prepaying indebtedness;

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permit certain liens;

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enter into business combinations and asset sale transactions;

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make investments, including capital expenditures;

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amend organizational documents and change accounting methods;

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enter into transactions with affiliates; and

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enter into new businesses.

These restrictions could limit our ability to obtain future financing, make acquisitions or incur needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. Our first and second lien notes also contain financial covenants including a maximum leverage ratio, minimum fixed charge ratio, and minimum EBITDAP (earnings before interest, taxes, depreciation, amortization, and pension income) levels with which we must maintain compliance at all times. Our asset backed loan also contains a fixed charge coverage covenant that is only applicable below 12.5% of liquidity.  Our ability to meet these financial ratios may be affected by events beyond our control, such as further deterioration in general economic conditions. Our failure to maintain applicable financial ratios, in certain circumstances, would prevent us from borrowing additional amounts, and could result in a default. A default could cause the indebtedness outstanding to become immediately due and payable. If we are unable to repay those amounts, the lenders under our credit facility could initiate a bankruptcy or liquidation proceeding, or proceed against the collateral granted to them which secures that indebtedness.

Failure to comply with privacy laws could subject us to liability and damage our reputation.

In connection with our business we use, process and store customer information that could include confidential, personal or financial information.  Privacy laws in many jurisdictions where we do business, as well as contractual provisions with our customers, require that we safeguard this information.  While we have security systems, processes and procedures in place that are designed to protect against unauthorized access to such information, there is no guarantee that experienced computer hackers will not be able to gain access to our systems and misappropriate confidential information or that there won’t be a failure in our process that results in the disclosure of confidential information.  Any failure to comply with these laws, or any violations of data privacy, disclosure of other confidential information or failure to comply with contract provisions could damage our reputation and business and subject us to a significant liability.

Risks Related to Our Common Stock

The price of our common stock has been and may continue to be volatile, and such volatility could adversely affect our business and cause our shareholders to suffer significant losses.

The price at which our common stock will trade may be volatile due to various factors, many of which are beyond our control, including the following:

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changes in our industry;

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increased competition and competitive pricing pressures;

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our ability to execute our business plan;

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actual or anticipated fluctuations in our financial condition or annual or quarterly results of operations;

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changes in investors’ and financial analysts’ perception of the business risks and conditions of our business;

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changes in, or our failure to meet, earnings estimates and other performance expectations of investors or financial analysts;

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changes in the market valuations of companies in our industry viewed as similar to us;

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future sales of our common stock;

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general domestic and international economic conditions; and

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realization of any of the risks described or referred to in this prospectus (or in reports we file with the SEC) under “Risk Factors.”

In addition, the equity markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may result in a material decline in the market price of our common stock and it may be difficult for you to sell your shares at an attractive price.

We have no present intention to pay dividends on our common stock and, even if we change that policy, we may be unable to pay dividends on our common stock.

We currently do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and invest in our business. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.

If we change that policy and commence paying dividends, we will not be obligated to continue paying those dividends and our shareholders will not be guaranteed, or have contractual or other rights, to receive dividends. If we commence paying dividends in the future, our board of directors may decide, in its discretion, at any time, to decrease the amount of dividends, otherwise modify or repeal the dividend policy or discontinue entirely the payment of dividends. Under the Ohio law, our board of directors may not authorize the payment of a dividend unless it is either paid out of our statutory surplus.

The low trading volume of our common stock may adversely affect the price of our shares.

Although our common stock is listed on the New York Stock Exchange, our common stock has experienced low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them.

We may in the future seek to raise funds through equity offerings, which could have a dilutive effect on our common stock.

In the future we may determine to raise capital through offerings of our common stock, securities convertible into our common stock or rights to acquire these securities or our common stock. For instance, we are authorized to issue up to 101,000,000 shares of common stock and up to 9,450,000 shares of Class A stock. The result of sales of such securities would ultimately be dilutive to our common stock by increasing the number of shares outstanding. We cannot predict the effect this dilution may have on the price of our common stock.

Sales of large amounts of our common stock or the perception that sales could occur may depress our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of common stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to issue equity securities in the future at a time and at a price that we deem appropriate. As of November 24, 2013, we had approximately 8,230,346 shares of common stock outstanding, of which approximately 68% were freely tradable on the New York Stock Exchange. After giving effect to this offering nearly all of our shares of common stock outstanding will be freely tradable on the New York Stock Exchange, although certain shares held by affiliates which are not included in this prospectus may be subject to limitations on the volume of permitted sales at any one time in accordance with Securities and Exchange Commission Rule 144.

In addition, pursuant to a registration rights agreement, we have granted the selling security holders and certain of the Majority Shareholders the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act of 1933, as amended, covering resales of our common stock held by them or to piggyback on a registration statement in certain circumstances.  Collectively, these shares represent approximately 58% of our outstanding shares of common stock as of the date of this prospectus. To the extent that such registration rights are exercised, the resulting sale of a substantial number of shares of our common stock into the market could cause the market price of our common stock to decline. These shares also may be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. As restrictions on resale end, the market price of our common stock could also decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

Other Risk Factors

There are numerous other factors, many of which are outside of our control, which could adversely impact our financial condition, cash flows, and results of operations.  Such factors include: adverse events such as natural disasters; large scale medical outbreaks; acts of international or domestic terrorism; and international, political and military developments.  Among other things, such factors could provoke economic uncertainty which could reduce demand for, and consumer spending on, our products; price increases in commodities such as paper, which would increase our product costs; and legal and regulatory developments that could impact how we operate.  Any of these factors could have a material adverse effect on our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holders.

SELLING SECURITY HOLDERS

We are registering the 2,645,945 shares of common stock we issued to the selling security holders upon their exercise of stock purchase warrants they received in connection with our acquisition of the assets and business of WorkflowOne as well as 1,033,444 shares held by certain of the Majority Shareholders, at their request pursuant to a registration rights agreement they entered into with us, in order to permit the selling security holders to offer the shares for resale in the open market from time to time.

The selling security holders, including their transferees, pledgees or donees or their successors or others who may later hold the selling security holders’ interests, may from time to time offer and sell the shares of common stock offered by this prospectus. The selling security holders may sell all, some or none of their shares in this offering. The selling security holders are under no obligation to sell any of the shares of common stock offered pursuant to this prospectus.  The selling security holders may also sell, transfer or otherwise dispose of all or a portion of the shares of common stock held by them in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those securities.  See “Plan of Distribution.”  For a description of any position, office or any other material relationship a selling security holder has had with us or our affiliates during the past three years, see our most recently filed definitive proxy statement and our annual report on Form 10-K filed with the SEC and the documents incorporated by reference herein, including our Report on Form 8-K filed with the SEC on October 24, 2013. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

The following table sets forth certain information as of November 24, 2013 (unless otherwise noted) concerning, among other things, the number of shares of common stock that may be offered from time to time by each selling security holder pursuant to this prospectus. As of November 24, 2013, we had 8,230,346 shares of common stock and 944,996 shares of Class A stock issued and outstanding.  The information is based on information provided by or on behalf of the selling security holders. Because the selling security holders may sell all, part or none of the shares of common stock held by them, no estimates can be given as to the number of shares of common stock that will be held by each selling security holder upon termination of any offering made hereby.  We have assumed for purposes of the table below that the selling security holders will sell all of their shares of common stock that may be sold under this prospectus, and that any other shares of our common stock beneficially owned by the selling security holders prior to the offering will continue to be beneficially owned after the offering.

Information about the selling security holders may change over time. In particular, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided to us information regarding their beneficial ownership in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the selling security holders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Shares Beneficially Owned(1)
Name of Selling Security Holder	Number of Shares	Percent of Ownership	Voting Percentage(2)	Number of Shares of Common Stock Offered
DLJ Investment Partners, LP	111,939	1.22%	.86%	111,939
DLJ Investment Partners II, LP	251,896	2.75%	1.94%	251,896
DLJIP II Holdings, LP	79,415	0.87%	.61%	79,415
Fifth Third Bank, Trustee(3)	728,706(3)	7.94%	12.24%	514,382
Fifth Third Bank, Trustee(4)	735,340(4)	8.01%	12.35%	519,062
Silver Point Capital Fund, L.P.(5)	916,563	9.99%	7.07%	916,563
SPCP Group III, LLC(5)	13,646	0.15%	.11%	13,646
SPCP Group, LLC(5)	1,130,463	12.32%	8.73%	1,130,463
SPF CDO I, Ltd.(5)	142,023	1.55%	1.10%	142,023

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling security holder has the right to acquire beneficial ownership through the exercise or conversion of any stock option, warrant, preferred stock or other right within 60 days of the date of this prospectus. Notwithstanding the foregoing, the table does not identify a selling security holder as the beneficial owner of shares held by another selling security holder listed in the table. Unless otherwise indicated below, to our knowledge, all selling security holders named in the table have sole voting and investment power with respect to their shares of common stock. Share amounts shown in table consist of shares of common stock only, except as otherwise expressly identified by footnote.

(2)

The “Percent of Ownership” and “Voting Percentage” amounts in the table above are as of November 24, 2013 and include both shares of Common Stock and shares of Class A Stock.  As of such date, the outstanding number of shares of Common Stock was 8,230,346 shares and the outstanding number of shares of Class A Stock was 944,996.  Each outstanding share of Common Stock entitles its holder to one vote per share and each outstanding share of Class A Stock entitles its holder to five votes per share. The “Voting Percentage” column shows each selling shareholder’s combined voting power percentage for the two classes voting together.

(3)

Trustee of the Trust Indenture created by William C. Sherman dated December 29, 1939. The number of shares owned includes 514,382 shares of common stock and 214,324 shares of Class A Stock.

(4)

Trustee of the Testamentary Trust created under Item III(c) of the Last Will and Testament of William C. Sherman, deceased. The number of shares owned includes 519,062 shares of common stock and 216,278 shares of Class A Stock.

(5)

Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Fund, L.P., SPF CDO I, Ltd and SPCP Group, LLC (the “SP Funds”) and as a result, has sole voting and investment power over the shares held by the SP Funds.  Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point.  Silver Point Management is also the investment manager of SPCP Group III, LLC (“SPCP Group III”) and by virtue of such status, has sole voting and investment power over the shares held by SPCP Group III.  Because Edward A. Mulé and Robert J. O’Shea are the members of Silver Point Management, they may be deemed to have voting and investment power over the shares held, directly or indirectly, by the SP Funds and SPCP Group III.

This prospectus may be used only by the selling security holders identified above to sell the shares of common stock opposite each respective selling security holder’s name in the column entitled “Number of Shares of Common Stock Offered.” This prospectus may not be used by any selling security holder not named in this prospectus, including transferees, pledgees or donees of the selling security holders named above, prior to the effectiveness of the registration statement of which this prospectus is a part. Prior to any use of this prospectus in connection with an offering of the common stock by any unnamed security holder or future transferees, pledgees or donees from such unnamed security holders, the registration statement, of which this prospectus is a part, will be amended, as required, to set forth the name and other information about such selling security holder. Additional information for the named security holders and the information for transferees, pledgees or donees of the named security holders will be provided by supplements to this prospectus, absent circumstances indicating the change is not material. The supplement or amendment will also disclose whether any security holder selling in connection with such supplement or amendment has held any position or office with, been employed by or otherwise had a material relationship with, us or any of our affiliates during the three years prior to the date of the supplement or amendment, if such information has not been previously disclosed.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of the shares by the selling security holders, from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling security holders of the shares of common stock.

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, directly or through one or more underwriters, broker-dealers or agents. These sales may be at fixed prices, prevailing market prices at the time of sale, prices related to such prevailing market prices, varying prices determined at the time of sale or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

through put or call transactions relating to the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

To the extent required by the Securities Act of 1933, as amended, or the rules and regulations thereunder, the selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling security holder for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock; however, each selling security holder will pay all underwriting discounts, selling commission and similar selling expenses, if any. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to any applicable prospectus delivery requirements of the Securities Act, as amended.

In order to comply with the securities laws of certain states, sales of securities offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of securities offered hereby must also be made by the selling security holders in compliance with other applicable state securities laws and regulations.

Each selling security holder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the securities by the selling security holder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

There can be no assurance that any selling security holder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available to the public over the Internet at the Securities and Exchange Commission’s web site at www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 100 F Street, N.E., Washington, D.C.

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.standardregister.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus certain information we file with the Securities and Exchange Commission, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering (excluding, unless otherwise provided herein or therein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

•

our Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the Securities and Exchange Commission on March 8, 2013 (as revised in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2013);

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 29, 2013, filed with the Securities and Exchange Commission on May 7, 2013, August 9, 2013 and November 12, 2013, respectively;

•

our Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 16, 2013; October 30, 29, 25, 7 and 2, 2013; August 2, 2013 (as amended October 15, 2013); May 9, 2013; April 30 and 29, 2013; March 26, 2013; and February 27 and 22, 2013;

•

the description of our common stock contained in our Form 8-A Registration Statement effective with the Securities and Exchange Commission on May 13, 1996, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before we stop offering the securities covered by this prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the Securities and Exchange Commission in accordance with its rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Gerard D. Sowar

Executive Vice President,

General Counsel and Secretary

600 Albany Street

Dayton, Ohio  45417

(937) 221-1000

In addition, you may access these filings on our Web site at www.standardregister.com.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Dinsmore & Shohl LLP, Cincinnati, Ohio.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements of The Standard Register Company as of December 30, 2012 and January 1, 2012, and for each of the fiscal years in the two-year period ended December 30, 2012, have been incorporated by reference herein in reliance upon the report of Battelle Rippe Kingston LLP (formerly Battelle & Battelle LLP), an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The audited historical consolidated financial statements of Workflow Holdings LLC included in Exhibit 99.1 of The Standard Register Company’s Current Report on Form 8-K dated August 1, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Chapter 1701 of the Ohio Revised Code (the Ohio General Corporation Law) permits a corporation to indemnify its officers and directors against all expense, liability and loss reasonably incurred by reason of the fact that he or she is or was a director or officer, or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise provided a determination is made that such indemnification is permitted under the applicable standards under the Ohio General Corporation Law. This indemnification includes the right to have our company pay the expenses incurred in defending any such proceeding in advance of its final disposition.  Our code of regulations provides that the indemnification permitted under Ohio law will be mandatory if it is determined that the officer or director in question was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his duty to the Company, that the officer or director acted in good faith in what he or she reasonably believed to be in the best interests of the Company’ that in any matter which is the subject of a criminal action, suit, or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; and in the case of any amounts paid in settlement, such settlement is or was reasonable and in the interest of the Company.

The rights accruing to any person under Ohio law and our code of regulations do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or pay expenses to such person in any proper case, even though not specifically provided for by our amended and restated bylaws and our amended and restated certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.